                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant /X/

     Filed by a party other than the registrant / /

     Check the appropriate box:

     / / Preliminary proxy statement        / / Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     /X/ Definitive proxy statement

     / / Definitive additional materials

     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                            THORN APPLE VALLEY, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                                 [COMPANY NAME]
- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
or Item 22(a)(2) of Schedule 14A.

     / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- --------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------

     (5) Total fee paid:

- --------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

- --------------------------------------------------------------------------------

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- --------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------

     (3) Filing party:

- --------------------------------------------------------------------------------

     (4) Date filed:

- --------------------------------------------------------------------------------

                            THORN APPLE VALLEY, INC.

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD OCTOBER 28, 1996

To the Shareholders:

     PLEASE TAKE NOTICE that the Annual Meeting of Shareholders of Thorn Apple Valley, Inc. (the "Company") will be held at the Radisson Plaza Hotel, 1500 Town Center, Southfield, Michigan on Monday, October 28, 1996 at 11:00 A.M., Eastern Daylight Time, to consider and act upon the following matters:

          (1) The election of seven directors to serve until the next Annual Meeting of Shareholders and until their successors shall have been duly elected and qualified.

          (2) A proposal to approve a 1996 Employee Stock Option Plan.

          (3) Such other business as may properly come before the meeting.

     Only shareholders of record at the close of business on September 6, 1996 will be entitled to vote at the meeting.

     Your attention is called to the attached proxy statement and accompanying proxy. You are requested to sign and return the proxy in the enclosed envelope, to which no postage need be affixed if mailed in the United States. If you attend the meeting, you may withdraw your proxy and vote your own shares.

     A copy of the Annual Report of the Company for the fiscal year ended May 31, 1996 accompanies this Notice.

                                          By Order of the Board of Directors

                                          RONALD D. RISHER

                                          RONALD D. RISHER
                                          Secretary

Southfield, Michigan
September 27, 1996

                            THORN APPLE VALLEY, INC.
                    26999 CENTRAL PARK BOULEVARD, SUITE 300
                           SOUTHFIELD, MICHIGAN 48076

                           -------------------------

             PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD OCTOBER 28, 1996

GENERAL INFORMATION

     The Annual Meeting of Shareholders of Thorn Apple Valley, Inc. (the "Company") will be held at the Radisson Plaza Hotel, 1500 Town Center, Southfield, Michigan on Monday, October 28, 1996, at 11:00 A.M., Eastern Daylight Time, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The approximate mailing date for this proxy statement is September 27, 1996.

     It is important that your shares be represented at the meeting. If you do not intend to attend the meeting, please sign and date the enclosed proxy and return it to the Company. The proxy is solicited by the Board of Directors of the Company. The shares represented by valid proxies in the enclosed form will be voted if received in time for the Annual Meeting. The expenses in connection with the solicitation of proxies will be borne by the Company and may include requests by mail and personal contact by the Company's directors, officers and employees. The Company will reimburse brokers or other nominees for their expenses in forwarding proxy materials to principals. Any person giving a proxy has the power to revoke it at any time before it is voted.

VOTING RIGHTS AND PRINCIPAL HOLDERS OF SECURITIES

     Only holders of record of shares of the Company's Common Stock, $0.10 par value per share ("Common Stock"), at the close of business on September 6, 1996, are entitled to notice of and to vote at the meeting and at any and all adjournments or postponements thereof, each share having one vote. On the record date, the Company had issued and outstanding 5,783,234 shares of Common Stock.

     As of September 6, 1996, Henry S Dorfman was the beneficial owner of 2,141,295 shares (37.0%) of the Company's Common Stock. Included in the shares beneficially owned by Henry S Dorfman are (a) 1,700,806 shares of the Company's Common Stock held by the Dorfman Family Limited Partnership, which shares Henry S Dorfman has the power to vote, and (b) 55,000 shares of the Company's Common Stock held by the Henry S Dorfman and Mala Dorfman Foundation, which Henry S Dorfman has the power to vote. Also included in the shares beneficially owned by Henry S Dorfman are 287,196 shares of the Company's Common Stock that are subject to a Shareholder Agreement, dated as of August l, 1988 (the "Shareholder Agreement"), pursuant to which Henry S Dorfman has the sole power to vote such shares; such shares are owned by Joel Dorfman, Henry S Dorfman's son. See pages 3-4 for additional information. On September 12, 1996, Mr. Henry S Dorfman purchased an additional 279,883 shares of Common Stock from the Company thereby increasing his holdings to 2,421,178 shares representing 39.9% of the Company's Common Stock outstanding after giving effect to such transaction. See page 10 for additional information.

     As of September 6, 1996, Joel Dorfman was the beneficial owner of 538,896 shares (8.9%) of the Company's Common Stock, which includes 287,196 shares which Henry S Dorfman has the power to vote (see pages 3-4 for additional information). As of September 6, 1996, Henry S Dorfman, together with members of his family, directly or indirectly beneficially owned 2,392,995 shares (39.7%) of the Company's outstanding Common Stock. The address of Henry S Dorfman and Joel Dorfman is 26999 Central Park Boulevard, Suite 300, Southfield, Michigan 48076.

     As of September 6, 1996, Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, may be deemed to beneficially own 315,240 shares (5.5%) of the Company's Common Stock, all of which shares were held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares. The address of Dimensional is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.

     As of September 6, 1996, Sanford C. Bernstein & Co., Inc. ("Sanford"), a registered investment advisor, may be deemed to beneficially own 311,300 shares (5.4%) of the Company's Common Stock, all of which shares are held in investment advisory accounts of Sanford. Sanford has sole voting power over 239,000 of such shares and shared voting power over 4,500 of such shares. Sanford has sole investment power over all 311,300 shares. The address of Sanford is 767 Fifth Avenue, New York, New York 10153.

     As of September 6, 1996, Heartland Advisors, Inc. ("Heartland"), a registered investment advisor, may be deemed to beneficially own 308,050 shares (5.3%) of the Company's Common Stock, all of which shares are held in investment advisory accounts of Heartland. Heartland has sole voting and/or investment power over such shares. The address of Heartland is 790 North Milwaukee Street, Milwaukee, Wisconsin 53202.

     Management does not know of any other person who beneficially owned, as of September 6, 1996, more than 5% of the Company's Common Stock.

                            I. ELECTION OF DIRECTORS

     The Board of Directors proposes that the seven persons named below as nominees be elected as directors of the Company to hold office until the next annual meeting of shareholders and until their successors are duly elected and qualified:

                        John C. Canepa         Louis Glazier
                        Henry S Dorfman        Moniek Milberger
                        Joel Dorfman           Seymour Roberts
                        Burton D. Farbman

     The persons named in the accompanying proxy intend to vote all valid proxies received by them for the election of these nominees. In case any nominee is unable or declines to serve, which is not anticipated, it is intended that the proxies be voted in accordance with the best judgment of the proxy holders.

     Each of the foregoing nominees was elected to his present term at the 1995 Annual Meeting of Shareholders. The following table sets forth the name, age, position with the Company, principal occupation, term of service and beneficial ownership of Common Stock with respect to each nominee to serve as a director. The information as to securities owned by each nominee has been furnished by such nominee. The following table also sets forth the name and beneficial ownership of Common Stock with respect to each executive officer of the Company named in the Summary Compensation Table below and all directors and executive officers of the Company as a group.

                                                                                          PERCENTAGE OF
                                                                        SHARES OF          OUTSTANDING
                                                                       COMMON STOCK        COMMON STOCK
                                                                      OF THE COMPANY      OF THE COMPANY
                                      POSITIONS AND OFFICES WITH       BENEFICIALLY        BENEFICIALLY
    NAME AND YEAR FIRST                         COMPANY                OWNED AS OF         OWNED AS OF
     BECAME A DIRECTOR       AGE    AND OTHER PRINCIPAL OCCUPATIONS SEPTEMBER 25, 1996  SEPTEMBER 25, 1996
- ---------------------------- ---   ---------------------------------------------------  ------------------
- -- NOMINEES FOR ELECTION AS DIRECTORS --

Henry S Dorfman (1959)...... 74    Chairman of the Board............      2,421,178(1)         39.9%

Joel Dorfman (1978)......... 45    President and Chief Executive
                                   Officer of the Company...........        538,896(2)          8.5%

Moniek Milberger (1959)..... 66    Certified Public Accountant and
                                   Consultant to the Company,
                                   Southfield, Michigan.............            650                *

John C. Canepa (1983)....... 66    Consulting Principal, Crowe
                                   Chizek, Grand Rapids, Michigan...              0                *

Louis Glazier (1988)........ 47    Executive Vice President Finance
                                   and Administration of the
                                   Company..........................         61,311(3)          1.0%

Burton D. Farbman (1988).... 53    President of The Farbman Group,
                                   Southfield, Michigan.............          1,375                *

Seymour Roberts (1992)...... 62    Senior Vice President, Senior
                                   Partner, N.W. Ayer & Partners,
                                   Detroit, Michigan................            300                *

                                                                                          PERCENTAGE OF
                                                                        SHARES OF          OUTSTANDING
                                                                       COMMON STOCK        COMMON STOCK
                                                                      OF THE COMPANY      OF THE COMPANY
                                                                       BENEFICIALLY        BENEFICIALLY
                                                                       OWNED AS OF         OWNED AS OF
            NAME                                                    SEPTEMBER 25, 1996  SEPTEMBER 25, 1996
- ----------------------------                                        ------------------  ------------------
                                        -- OTHER EXECUTIVE OFFICERS --
Keith Jahnke........................................................         45,000(4)             *
Edward Boan.........................................................         37,500(5)             *
All directors and executive officers as a group (9 persons).........      2,818,014(6)         43.8%

- -------------------------
 *  Less than 1.0%

(1) Henry S Dorfman owns outright and has the sole voting and investment power for 378,176 shares. Also included in the shares beneficially owned by Henry S Dorfman are (a) 1,700,806 shares held by the Dorfman Family Limited Partnership, which Henry S Dorfman has the power to vote, (b) 55,000 shares held by the Henry S Dorfman and Mala Dorfman Foundation, which shares Henry S Dorfman has the power to vote, and (c) 287,196 shares owned by his son, Joel Dorfman, which shares are subject to the Shareholder Agreement, pursuant to which Henry S Dorfman has the sole power to vote such shares. Such 287,196 shares are also included in the shares indicated as shares beneficially owned by Joel Dorfman.

(2) Joel Dorfman, the son of Henry S Dorfman, owns 287,196 shares, all of which are subject to the Shareholder Agreement and which Henry S Dorfman has the power to vote. In addition, within 60 days of September 25, 1996, Joel Dorfman has the right to acquire 251,250 shares pursuant to the Company's 1982 Stock Option Plan and the Company's 1990 Employee Stock Option Plan (collectively referred to as the "Company's Stock Option Plans"). Also included in the number listed in the table above are 450 shares held in custodial accounts for the benefit of Joel Dorfman's sons.

(3) Louis Glazier owns outright and has the sole voting and investment power for 15,724 shares. In addition, within 60 days of September 25, 1996, Mr. Glazier has the right to acquire 45,000 shares pursuant to the Company's Stock Option Plans. Also included in the number listed in the table above are 307 shares owned by one of Mr. Glazier's daughters.

(4) Within 60 days of September 25, 1996, Keith Jahnke has the right to acquire 45,000 shares pursuant to the Company's Stock Option Plans.

(5) Within 60 days of September 25, 1996, Edward Boan has the right to acquire 37,500 shares pursuant to the Company's Stock Option Plans.

(6) Total includes 378,750 shares which such persons have the right to acquire within 60 days of September 25, 1996 pursuant to the Company's Stock Option Plans.

OTHER INFORMATION RELATING TO NOMINEES

     The following is a brief account of the business experience during the past five years of each nominee for election as a director of the Company:

     Henry S Dorfman has served as Chairman of the Board of Directors since 1959. Mr. Dorfman also served as Chief Executive Officer of the Company from 1959 to July, 1995. Mr. Dorfman was a founder of the Company and, by virtue of his relationship to the Company and stockholding interest, might be deemed to be in "control" of the Company within the meaning of Rule 12b-2 of the Securities Exchange Act of 1934.

     Joel Dorfman has served as President of the Company since March, 1985 and Chief Executive Officer of the Company since July, 1995. By virtue of his relationship to the Company, Mr. Dorfman might be deemed to be in "control" of the Company within the meaning of Rule 12b-2 of the Securities Exchange Act of 1934.

     Moniek Milberger has been a Certified Public Accountant in private practice since 1960 and serves as a consultant to the Company.

     John C. Canepa has been a consulting principal of Crowe Chizek, a certified public accounting and consulting firm, since November, 1995. From 1970 to November, 1995, Mr. Canepa served as President and

Chief Executive Officer of Old Kent Financial Corporation and Old Kent Bank and Trust Company, Grand Rapids, Michigan.

     Louis Glazier has been Executive Vice President Finance and Administration of the Company since July, 1988.

     Burton D. Farbman has been President of The Farbman Group, a real estate development and management company, since 1987, and prior to that was President of the Farbman Group in 1977.

     Seymour Roberts has been a Senior Vice President and Senior Partner of N.W. Ayer & Partners, an advertising agency, since February, 1992. From 1973 to 1991, Mr. Roberts served as Executive Vice President and General Manager of W.B. Doner & Company, an advertising agency.

     During the fiscal year ended May 31, 1996 ("fiscal 1996"), the Board of Directors held four meetings. Each of the incumbent directors listed above attended at least 75% of the Board of Directors and committee meetings held during the period in which he served.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Company has a standing Executive Committee. The members of the Executive Committee are Henry S Dorfman, Joel Dorfman and John C. Canepa. The Executive Committee meets on call as required between meetings of the Board of Directors and has authority to take any action which is not specifically prohibited by the Michigan Business Corporation Act. During fiscal 1996, the Executive Committee did not have any meetings.

     The Company has a standing Stock Option Committee. The members of the Stock Option Committee are Henry S Dorfman, Moniek Milberger and Burton D. Farbman. The duties of the Stock Option Committee include the administration and the granting of stock options under the Company's stock option plans. During fiscal 1996, the Stock Option Committee held one meeting.

     The Company has a standing Nominating Committee. The members of the Nominating Committee are Joel Dorfman, Burton D. Farbman and John C. Canepa. The Nominating Committee considers the performance of incumbent directors and recommends to the shareholders nominees for election as directors. The Nominating Committee will consider nominees for directors recommended by shareholders. Such recommendations for the 1997 Annual Meeting of Shareholders should be submitted to the Chairman of the Board at 26999 Central Park Boulevard, Suite 300, Southfield, Michigan 48076, no later than May 23, 1997.

     The Company has a standing Compensation Committee. The members of the Compensation Committee are Joel Dorfman, John C. Canepa, Burton D. Farbman, Moniek Milberger and Seymour Roberts. The duties of the Compensation Committee include recommending to the entire Board of Directors of the Company the compensation arrangements for senior management and directors of the Company and approving transactions between the Company, on the one hand, and officers, directors and shareholders of the Company, on the other hand. During fiscal 1996 the Compensation Committee held one meeting.

     The Company has a standing Audit Committee. The members of the Audit Committee are John C. Canepa, Burton D. Farbman, Moniek Milberger and Seymour Roberts. The duties of the Audit Committee include overseeing the relationship with the Company's independent accountants; nominating the Company's independent accountants for approval by the entire Board of Directors of the Corporation; reviewing with the independent accountants the scope, cost and results of the auditing engagement; reviewing and approving fees for audit and non-audit professional services provided by the independent accountants; reviewing reports submitted by the independent accountants; and reviewing the adequacy of the Company's system of internal accounting controls. During fiscal 1996, the Audit Committee held two meetings.

     The Company has an Executive Compensation Committee. The members of the Executive Compensation Committee are Burton D. Farbman and Seymour Roberts. The duties of the Executive Compensation Committee include administering the cash bonus plan for participating executives ("Participants"); establishing performance criteria for granting the annual cash bonus; insuring Participants have met their stated performance goals and approving the annual cash bonus paid to such Participants. During fiscal 1996, the Executive Compensation Committee held one meeting.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

SUMMARY COMPENSATION TABLE

     The following table sets forth information for each of the fiscal years ended May 31, 1996, May 26, 1995 and May 27, 1994 concerning the compensation of Joel Dorfman, the executive officer of the Company who performs the functions of the chief executive officer, and each of the Company's other four most highly compensated executive officers whose total annual salary and bonus exceeded $100,000:

                           SUMMARY COMPENSATION TABLE

                                                                                LONG-TERM
                                             ANNUAL COMPENSATION               COMPENSATION
                                      ----------------------------------          AWARDS
                             FISCAL                         OTHER ANNUAL       ------------      ALL OTHER
                              YEAR     SALARY    BONUS(1)   COMPENSATION         OPTIONS      COMPENSATION(2)
                             ------   --------   --------   ------------       ------------   ---------------
Joel Dorfman...............   1996    $600,000   $     --     $ 12,387(3)         40,000          $25,361(4)
  President and Chief         1995     650,000    250,000       12,791(3)         40,000           31,062(4)
  Executive Officer           1994     650,000    400,000      114,139(3)(5)      40,000           31,666(4)

Henry S Dorfman............   1996     500,000         --       19,262(3)             --            7,178(4)
  Chairman of the Board       1995     550,000    175,000       32,573(3)             --            7,231(4)
                              1994     550,000    400,000       43,983(3)             --            6,524(4)

Louis Glazier..............   1996     250,000         --       13,103(3)         10,000            2,261(4)
  Executive Vice              1995     175,000    137,500      198,366(3)(6)      10,000            1,961(4)
  President Finance           1994     175,000    270,000       14,759(3)         10,000            1,911(4)
  and Administration

Keith Jahnke...............   1996     250,000         --        2,675(3)         10,000            1,000
  Executive Vice President    1995     175,000     75,000        2,145(3)         10,000              700
  Processed Meats             1994     175,000    150,000      155,250(3)(7)      10,000              650

Edward Boan................   1996     250,000         --        1,975(3)         10,000            1,000
  Executive Vice President    1995     175,000     75,000       93,850(3)(8)      10,000              700
  Pork and Human Resources    1994     175,000    150,000        1,975(3)         10,000              650

- -------------------------
 (1) Each bonus accrued in the fiscal year indicated and was paid in the following fiscal year.

 (2) Except as noted, consists only of the Company's 401(k) contributions.

 (3) Includes amounts relating to use of company-owned automobiles and reimbursement of business, entertainment and other expenses.

 (4) Includes premiums paid by the Company for Joel Dorfman, Henry S Dorfman and Louis Glazier in connection with split dollar life insurance policies maintained by the Company on their lives in policy amounts (as of May 31, 1996) of $1,995,101, $178,000 and $100,000, respectively. Pursuant to this arrangement, the Company pays the annual premiums on such policies, each of which is owned by the spouse of the insured, and the Company has received a collateral assignment of the policies and will recover the premiums advanced, without interest, upon the death or termination of employment of each insured. The aggregate premiums paid (and to be recovered by the Company) for these policies on the lives of Joel Dorfman, Henry S Dorfman and Louis Glazier as of May 31, 1996 were $332,623, $207,952 and $12,455, respectively.

(5) Includes gain on exercise of stock options of $67,915.

(6) Includes gain on exercise of stock options of $196,500.

(7) Includes gain on exercise of stock options of $153,125.

(8) Includes gain on exercise of stock options of $91,875.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information concerning individual grants of stock options made during the fiscal year ended May 31, 1995 to each of the executive officers of the Company named in the Summary Compensation Table above:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                               INDIVIDUAL GRANTS                       POTENTIAL REALIZED VALUE
                             ------------------------------------------------------    AT ASSUMED ANNUAL RATES
                                           PERCENTAGE OF                                    OF STOCK PRICE
                                           TOTAL OPTIONS                                APPRECIATION AT END OF
                                            GRANTED TO      PER SHARE                    TEN-YEAR OPTION TERM
                              OPTIONS      EMPLOYEES IN     EXERCISE     EXPIRATION    ------------------------
           NAME              GRANTED(1)     FISCAL YEAR       PRICE         DATE          5%            10%
- --------------------------   ----------    -------------    ---------    ----------    --------      ----------
Joel Dorfman..............     40,000          23.46         $ 17.00       10/26/05    $427,600      $1,083,745
Henry S Dorfman...........         --             --              --             --          --              --
Louis Glazier.............     10,000           5.87           17.00       10/26/05     106,900         270,900
Keith Jahnke..............     10,000           5.87           17.00       10/26/05     106,900         270,900
Edward Boan...............     10,000           5.87           17.00       10/26/05     106,900         270,900

- -------------------------
(1) Each Option granted in fiscal 1996 is exercisable immediately.

COMPENSATION OF DIRECTORS

     Under the Company's standard arrangements, each director who is not an officer of the Company receives an annual director's fee in the amount of $5,000 and a fee of $500 for each meeting of the Board of Directors of the Company which they attend. In addition, during fiscal 1996, Mr. Milberger received $13,900 as compensation for consulting services rendered to the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the fiscal year ended May 31, 1996, Joel Dorfman served as a member of the Company's Compensation Committee. Joel Dorfman has been President of the Company since March, 1985 and Chief Executive Officer since July, 1995.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     General. The Compensation Committee's overall compensation policy applicable to the Company's executive officers is to provide a compensation program that is intended to attract and retain qualified executives for the Company and to provide them with incentives to achieve Company goals and increase shareholder value. The Compensation Committee implements this policy through establishing salaries and bonuses. The Compensation Committee's current policy is not to provide significant pension or other retirement benefits for the Company's employees.

     Salaries. The Compensation Committee's policy is to provide salaries that are generally similar to those of similar executive officers in similar companies. The Compensation Committee determines comparable salaries through discussions with candidates for such positions, Company research and the research of independent consultants concerning the salaries paid by the Company's competitors.

     Bonuses. Messrs. Henry S Dorfman, Joel Dorfman, Glazier, Jahnke and Boan receive cash bonuses pursuant to the Company's Cash Bonus Plan, which was approved by the shareholders at the 1994 Annual Meeting, and which is administered by the Executive Compensation Committee. The Company's bonus program (the "Executive Bonus Program") permits other executive officers, and certain other participating employees, as selected by the Compensation Committee in its sole discretion, to earn annual cash bonus awards. The Compensation Committee's policy is to provide a major portion of each executive officer's total compensation in the form of such bonuses to provide them with incentives to achieve the Company's financial and operational goals and increase shareholder value. Bonuses are generally determined as a percentage of the Company's pre-tax income in excess of predetermined target levels which vary from year to year as established by the Compensation Committee at the beginning of each fiscal year. As a result, the compensation of the Company's executive officers is made dependant on the Company's overall performance. Such bonuses are also intended to identify and give priority to the Company's goals by tying compensation to the Company's business plans. In addition to the foregoing, for employees who are not covered by the Company's Cash Bonus Plan, the Compensation Committee takes into account the participant's position, salary level and individual contributions to the Company in determining a particular bonus award. Other participants in the Executive Bonus Program are selected from among those employees of the Company who the Compensation Committee believes have the capacity to contribute in a substantial way to the successful performance of the Company. Bonuses are paid following the end of the fiscal year for which the bonus is earned.

     Stock Options. Stock options are awarded by the Stock Option Committee of the Board of Directors. The Stock Option Committee's policy is to award stock options to the Company's officers in amounts reflecting the participant's position and ability to influence the Company's overall performance. Options are intended to provide participants with an increased incentive to make contributions to the long-term performance of growth of the Company, to join the interests of participants with the interests of shareholders of the Company and to attract and retain qualified employees. The Stock Option Committee's policy has been to grant options with a term of ten-years to provide a long-term incentive and to fix the exercise price of the options at the fair market values of the underlying shares on the date of grant. As a result, such options will only have value if the price of the underlying shares increases.

     Fiscal 1996 Compensation Decisions Regarding Joel Dorfman. In accordance with the Company's Cash Bonus Plan, the Executive Compensation Committee did not approve a bonus for Joel Dorfman for fiscal 1996. Joel Dorfman did not participate in the approval of his own compensation, but did participate in the discussion of the Company's performance for fiscal 1996 and the determination of bonuses for the other participants in the Executive Bonus Program.

                                          By the Compensation Committee

                                          JOEL DORFMAN
                                          JOHN C. CANEPA
                                          BARTON D. FARBMAN
                                          MONIEK MILBERGER
                                          SEYMOUR ROBERTS

PERFORMANCE GRAPH

     The following line graph compares for the fiscal years ended May 31, 1991, May 29, 1992, May 28, 1993, May 27, 1994, May 26, 1995 and May 31, 1996 (i) the
yearly cumulative total shareholder return (i.e., the change in share price plus the cumulative amount of dividends, assuming dividend reinvestment, divided by the initial share price, expressed as a percentage) on the Company's Common Stock, with (ii) the cumulative total return of the NASDAQ Market Index, and with (iii) the cumulative total return on the common stock of the Media General Meat Packing Index (assuming dividend reinvestment and weighted based on market capitalization at the end of each year):

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
   AMONG THORN APPLE VALLEY, INC., NASDAQ MARKET INDEX AND MEAT PACKING INDEX
                                FISCAL YEAR END

      MEASUREMENT PERIOD          THORN APPLE    INDUSTRY IN-
    (FISCAL YEAR COVERED)         VALLEY INC.         DEX        BROAD MARKET
1991                                       100             100             100
1992                                     89.38           88.85          106.46
1993                                    111.05           90.96          127.40
1994                                    140.62          107.04          139.71
1995                                    101.97          128.97          152.91
1996                                     79.08          162.39          215.84

- -------------------------
* Total return assumes reinvestment of dividends.

TRANSACTIONS WITH MANAGEMENT

     John C. Canepa, a director of the Company, was Chairman of the Board of Old Kent Financial Corporation ("Old Kent"), Grand Rapids, Michigan during fiscal 1996. During such period, the Company paid $1,030,579 as interest and fees on loans from Old Kent to the Company. The maximum outstanding borrowings by the Company from Old Kent during fiscal 1996 were $23,675,000. On May 31, 1996, $23,675,000 remained outstanding to Old Kent. The Company expects to continue to have transactions with Old Kent in the ordinary course of business, including loans and other services. In the opinion of management, the Company's commercial dealings with Old Kent are on terms as favorable as those available from other third-party banks.

     During fiscal 1996, the Company paid $76,600 in interest to Henry S Dorfman on funds borrowed from him. The maximum outstanding borrowings from Mr. Dorfman during the fiscal year were $2,257,589. During fiscal 1996 interest on such borrowings accrued at a floating rate per annum equal to approximately 1% below the prevailing prime lending rate. On May 31, 1996, borrowings of $121,366 remained outstanding from Mr. Dorfman.

     The Company currently leases approximately 10,500 square feet of office space at 18800 West Ten Mile Road, Southfield, Michigan on a month-to-month basis for a monthly rental of $14,550. The owner and lessor of this building is JEL Associates, in which Joel Dorfman and Louis Glazier own a controlling interest. During fiscal 1996 the Company paid JEL Associates rent of $165,500. In the opinion of management, the terms of this real estate lease were at least as favorable to the Company as terms generally available to the Company from independent parties at the time of such transactions.

     The Company uses a freezer warehouse facility owned by Freezer Services of Michigan, Inc., a corporation of which 75% of the stock is owned by Henry S Dorfman. During fiscal 1996, the Company paid $2,076,000 to Freezer Services of Michigan for storage charges, blast freezing and handling. Additionally, the Company paid Freezer Services of Michigan $882,000 for rent during fiscal 1996 under a three-year lease that expired in 1994. The Company is currently operating under a one-year lease extension that expires in January 1997. In the opinion of management, the terms of the Company's dealings with Freezer Services of Michigan were at least as favorable to the Company as generally available to the Company from independent parties at the time of the transactions.

     On September 12, 1996, as part of a restructuring of the Company's long term and revolving debt facilities, Mr. Henry S Dorfman purchased 279,883 shares of Common Stock of the Company for an aggregate amount of $3,000,345.70. The per share purchase price of $10.72 was equal to the average closing prices of the Company's Common Stock for the 20 trading days immediately preceding the date of the purchase. Mr. Dorfman's purchase of such Common Stock from the Company was approved by the Board of Directors of the Company.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the two fiscal years ended May 31, 1996 all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with; except that one report, covering one transaction, was filed late by Louis Glazier, the Company's Executive Vice President Finance and Administration. As of the date hereof, the Company is not aware of any failure to file a required report.

                      II. 1996 EMPLOYEE STOCK OPTION PLAN

     The Company's 1982 Stock Option Plan and the Company's 1990 Employee Stock Option Plan (collectively, the "Stock Option Plans") were approved by the Company's shareholders on July 18, 1982 and October 25, 1990, respectively, and amendments to the 1982 Plan were approved by the Company's shareholders on October 13, 1988. Under the Stock Option Plans, options to purchase an aggregate of 700,000 shares of the Company's Common Stock were authorized for grant to executive or management employees of the Company or its subsidiaries. As of September 6 1996, only 213,000 shares remained reserved for grants under the Stock Option Plans.

     The Board of Directors will present to the meeting a proposal to approve the adoption of a new stock option plan entitled the "1996 Employee Stock Option Plan" (the "1996 Plan").

     The Board of Directors believes that it will be advantageous to the Company and its shareholders to institute a new stock option plan for its officers and key employees. The purpose of 1996 Plan is to provide such employees with a proprietary interest in the Company through the granting of options which will increase the interest in the Company's welfare of those employees who share the primary responsibility for the management, growth and protection of the business of the Company, furnish incentive to such employees to continue their services to the Company and provide a means by which the Company may attract and retain persons of outstanding competence.

     The 1996 Plan is substantially similar to the Stock Option Plans, which were approved by the shareholders of the Company at the July 28, 1982 Annual Meeting and the October 25, 1990 Annual Meeting. Amendments to the 1982 Plan were approved by the shareholders on October 13, 1988. Under the 1996 Plan, options to purchase Common Stock of the Company may be granted to present and prospective employees of the Company or its subsidiaries up to an aggregate of 600,000 common shares. The Board of Directors approved the 1996 Plan on September 25, 1996, subject to approval by the Company's shareholders.

     The full text of the 1996 Plan is set forth in Appendix A to this Proxy Statement. The major features of the 1996 Plan are summarized below, but this summary is qualified in its entirety by reference to the actual text. Capitalized terms not otherwise defined have the meanings given them in the 1996 Plan.

ADMINISTRATION

     The 1996 Plan is administered by a Committee (the "Committee") of not less than three individuals who are appointed by the Board of Directors and who are not employees of the Company. No member of the Committee shall be eligible to receive an option under the 1996 Plan. The Committee may from time to time grant options to officers and other key employees of the Company and its subsidiaries. The Committee may grant either "incentive stock options" ("Incentive Options") within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"), or options that are not qualified under the Code ("Nonqualified Options"), or both types. Shares covered by cancelled or expired options under the 1996 Plan are again available for option and sale thereunder.

     Within the limitations contained in the 1996 Plan, the Committee determines the persons eligible to participate in the 1996 Plan, the participants to whom options are to be granted, the number of shares covered, the option exercise price, and any other terms it deems appropriate.

PLAN PARTICIPANTS

     The selection of persons who are eligible to participate in the 1996 Plan is determined by the Committee. Participants must be officers or other key employees of the Company or any majority owned subsidiary. Subject to the maximum number of shares remaining, there is no maximum number of shares as to which stock options may be granted under the 1996 Plan to any person, but there are limitations on the maximum value of Incentive Options which may be exercisable for the first time by any person in any calendar year (See "Grant and Exercise of Stock Options"). The Company estimates that approximately 60 persons are currently eligible to participate in the 1996 Plan.

GRANT AND EXERCISE OF STOCK OPTIONS

     Any option granted under the 1996 Plan will have an exercise price not less than 100% of the fair market value of the shares on the date on which such option is granted. With respect to an Incentive Option granted to an individual who owns more than 10% of the total combined voting stock of the Company, or of any parent or subsidiary of the Company, the exercise price of such option shall not be less than 110% of the fair market value of the stock subject to such option on the date such option is granted. Each option becomes exercisable only after one year of continuous employment with the Company or a subsidiary unless the Committee otherwise determines. At the time of the exercise of any option granted pursuant to the 1996 Plan, the participant must pay the full option price for all shares purchased in cash, or, with the consent of the Committee, in Common Stock of the Company. No Incentive Option may be granted under the 1996 Plan to any one participant which would result in the aggregate fair market value, determined as of the date the option is granted, of underlying stock with respect to which Incentive Options are exercisable for the first time by such participant in any calendar year under the 1996 Plan or under any other stock plan maintained by the Company (or any parent or subsidiary of the Company) exceeding $100,000. No stock option granted under the 1996 Plan may remain outstanding for more than 10 years from the date of grant, except that, with respect to an Incentive Option granted to a participant who, at the time of grant, owns more than 10% of the total combined voting stock of all classes of stock of the Company, or of any parent or subsidiary of the Company, such option shall expire not more than five years after the date of grant. Upon the death, disability, termination or retirement of a participant, any options outstanding, to the extent then exercisable, may generally be exercised by the participant or the participant's representative within one year after the date of death or disability or within three months after the date of termination or retirement.

SEQUENTIAL EXERCISE

     Successive stock options may be granted to the same participant whether or not any stock option previously granted to such participant remains unexercised. An option may be exercised even though stock options previously granted to such participant remain unexercised.

NON-TRANSFERABILITY OF STOCK OPTIONS

     No stock option granted under the 1996 Plan may be transferred by a participant other than by will or by the laws of descent and distribution, and such stock option is exercisable, during the lifetime of the participant, only by the participant.

AMENDMENT OR TERMINATION OF THE PLAN

     The Board of Directors may terminate or amend the 1996 Plan at any time; provided, that without shareholder approval, the Board may not amend the 1996 Plan so as to increase the maximum number of shares in the aggregate which are subject to the 1996 Plan, modify the requirements as to eligibility for participation under the 1996 Plan or materially increase the benefits accruing to the participants under the 1996 Plan and, without the consent of the holder, the Board may not change the stock option price or alter any stock option which has been previously granted under the 1996 Plan. In the event of a change in the Common Stock through stock dividend, recapitalization, reorganization or the like, the Committee is authorized to make appropriate adjustments, including adjustments to the number and price of shares of Common Stock covered by each option and the total number of shares subject to options under the 1996 Plan.

     Unless sooner terminated by the Board of Directors, the 1996 Plan will terminate on September 25, 2006. The termination of the 1996 Plan will not affect the validity of any stock option outstanding on the date of termination.

STOCK APPRECIATION RIGHTS

     The 1996 Plan provides that the optionee may, with the consent of the Committee and in lieu of making the cash payment required to exercise the option, elect to receive, in cash, in stock, or in any combination thereof, an amount equal to the excess of the aggregate fair market value of the shares as to which such election is being made over the aggregate option price of such shares (i.e., SARs). Under the 1996 Plan, SARs are subject to certain restrictions on their exercise.

     The number of shares as to which options may be granted under the 1996 Plan, and the number of shares subject to any options granted under the 1996 Plan, shall be reduced by the number of shares with respect to which any SARs are exercised.

FEDERAL INCOME TAX CONSEQUENCES

     The rules governing the tax treatment of options and stock acquired upon the exercise of options are quite technical. Therefore, the description of tax consequences set forth below is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the tax consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws. The federal income tax consequences of the grant and exercise of options and of SARs under the 1996 Plan and the subsequent disposition of shares of Common Stock acquired thereby may be summarized as set forth below.

Incentive Stock Options

     Incentive Options granted pursuant to the 1996 Plan are intended to qualify as "incentive stock options" within the meaning of Section 422A of the Code. If a participant makes no disposition of the shares acquired pursuant to exercised Incentive Options within one year after the issuance of the shares and within two years from the grant of the Incentive Option, the participant will realize no taxable income as a result of the grant or of the exercise of such option, and any gain or loss subsequently realized upon the sale of stock acquired upon exercise of the Incentive Option will be treated as long-term capital gain or loss, as the case may be. The Company will not be entitled to a deduction for federal income tax purposes with respect to either the grant of such Incentive Options or the issuance of shares upon the exercise of Incentive Options if the participant satisfies the requirements set forth above. Under current law, long-term capital gains are taxed at the same rate as ordinary income.

     If the shares received upon exercise of Incentive Options are disposed of prior to the expiration of one year from the date of exercise or two years from the date of grant of the Incentive Option, the participant will realize ordinary income in the year in which the disqualifying disposition occurs, the amount of which will generally be the lesser of (i) the excess of the market value of the shares on the date of exercise over the option price, or (ii) the gain recognized on such disposition. Such amount will ordinarily be deductible by the Company for federal income tax purposes in the same year. In addition, the excess, if any, of the amount realized on a disqualifying disposition over the market value of the shares on the date of exercise will be treated as a capital gain.

Nonqualified Options

     A participant who is granted a Nonqualified Option (i.e., an option other than an Incentive Option) generally will not realize any taxable income upon the grant of the option. Upon exercise of the option, the amount by which the fair market value of the shares at the time of exercise (or in some cases on the date six months after the date of exercise) exceeds the option price, is treated as compensation (ordinary income) received by the participant. The Company will ordinarily be entitled to a corresponding tax deduction at the time that the participant realizes compensation income. Upon subsequent disposition by sale of any of the shares acquired, the participant recognizes a long-term or short-term capital gain or loss equal to the difference between any amount realized and the participant's basis in the shares.

Stock Appreciation Rights

     Upon the exercise of SARs, the amount received by the optionee (in cash or stock) generally will be compensation (ordinary income) to the optionee and deductible by the Company. Upon subsequent disposition by sale of any shares acquired, the participant recognizes a long-term or short-term capital gain or loss equal to the difference between any amount realized and the participant's basis in the shares.

     The proposal requires for its passage the affirmative vote of a majority of the votes present in person or by proxy at the Annual Meeting. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSED 1996 EMPLOYEE STOCK OPTION PLAN.

                               III. OTHER MATTERS

INDEPENDENT PUBLIC ACCOUNTANT

     Coopers & Lybrand L.L.P. is the independent auditor for the Company and its subsidiaries and has reported on the consolidated financial statements included in the Annual Report of the Company which accompanies this proxy statement. The Company's independent auditor is appointed by the Board of Directors. The Board of Directors has reappointed Coopers & Lybrand L.L.P. as independent auditor for the fiscal year ending May 29, 1997.

     Representatives of Coopers & Lybrand L.L.P. are expected to be present at the Annual Meeting of Shareholders and will be available to respond to appropriate questions and will have an opportunity to make a statement at the meeting if they desire to do so.

OTHER PROPOSALS

     Neither the Company nor its Board of Directors intends to bring before the Annual Meeting any matters other than those set forth in the Notice of Annual Meeting, and they have no present knowledge that any other matters will be presented for action at the Meeting by others. However, if any other matters properly come before such Meeting, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their best judgment.

     A shareholder proposal which is intended to be presented at the 1997 Annual Meeting of Shareholders must be received by the Company at its principal executive office, 26999 Central Park Boulevard, Suite 300, Southfield, Michigan 48076, by May 23, 1997.

                                          By Order of the Board of Directors

                                          RONALD D. RISHER

                                          RONALD D. RISHER
                                          Secretary

September 27, 1996

                                                                      APPENDIX A

                            THORN APPLE VALLEY, INC.
                        1996 EMPLOYEE STOCK OPTION PLAN

     1. Definitions: As used herein, the following definitions shall apply:

          (a) "Plan" shall mean this Thorn Apple Valley, Inc 1996 Employee Stock Option Plan.

          (b) "Committee" shall mean (i) a committee meeting the standards of Rule 16b-3 of the Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any similar successor rule, appointed by the Board of Directors of the Corporation to administer the Plan or, (ii) if no such committee is appointed, the Board of Directors of the Corporation as a whole, provided that a majority of the members of the Board are "disinterested persons" within the meaning of Rule 16b-3.

          (c) "Corporation" shall mean Thorn Apple Valley, Inc, a Michigan corporation, or any successor thereof.

          (d) "Participant" shall mean any individual designated by the Committee under Paragraph 6, for participation in the Plan.

          (e) "Nonqualified Option" shall mean an option to purchase Common Stock of the Corporation which meets the requirements set forth in the Plan but does not meet the definition of an incentive stock option set forth in
     Section 422A of the Internal Revenue Code of 1986, as amended (the "Code").

          (f) "Incentive Option" shall mean an option to purchase Common Stock of the Corporation which meets the requirements set forth in the Plan and also meets the definition of an incentive stock option set forth in Section 422A of the Code.

     2. Purpose of Plan: The purpose of the Plan is to provide key employees (including officers who are also key employees) of the Corporation and its subsidiaries with an increased incentive to make significant and extraordinary contributions to the long-term performance and growth of the Corporation and its subsidiaries, to join the interests of key employees with the interests of the shareholders of the Corporation, and to facilitate attracting and retaining key employees of exceptional ability. For purposes of the Plan, a "subsidiary" is any corporation in which the Corporation owns, directly or indirectly, stock possessing more than fifty percent of the combined voting power of all classes of stock.

     3. Administration: The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee shall determine, from those eligible to be Participants under the Plan, the persons to be granted stock options, the amount of stock to be optioned to each such person, and the terms and conditions of any stock options. Subject to the provisions of the Plan, the Committee is authorized to interpret the Plan, to promulgate, amend and rescind rules and regulations relating to the Plan and to make all other determinations necessary or advisable for its administration. Interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive. Acts approved by a majority of the members present at any meeting at which a quorum is present, or acts unanimously approved in writing by the Committee, shall be the acts of the Committee.

     4. Indemnification of Committee Members: In addition to such other rights of indemnification as they may have, the members of the Committee shall be indemnified by the Corporation against the reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member has acted in bad faith; provided, however, that within sixty

(60) days after receipt of notice of institution of any such action, suit or proceeding a Committee member shall offer the Corporation in writing the opportunity, at its own cost, to handle and defend the same.

     5. Maximum Number of Shares Subject to Plan: The maximum number of shares with respect to which stock options may be granted under the Plan shall be 600,000 shares in the aggregate of Common Stock of the Corporation, which may consist in whole or in part of the authorized and unissued or reacquired Common Stock of the Corporation. If a stock option expires or terminates for any reason without having been fully exercised, the number of shares with respect to which the stock option was not exercised at the time of its expiration or termination shall again become available for the grant of stock options under the Plan, unless the Plan shall have been terminated.

     The number of shares subject to each outstanding stock option, the option price with respect to outstanding stock options, and the aggregate number of shares remaining available under the Plan shall be subject to such adjustment as the Committee, in its discretion, deems appropriate to reflect such events as stock dividends, stock splits, recapitalizations, mergers, consolidations or reorganizations of or by the Corporation; provided, however, that no fractional shares shall be issued pursuant to the Plan, no rights may be granted under the Plan with respect to fractional shares, and any fractional shares resulting from such adjustments shall be eliminated from any outstanding stock option.

     6. Participants: The Committee shall determine and designate from time to time, in its sole discretion, those key employees of the Corporation or any subsidiary to receive stock options, who in the judgment of the Committee are or will become responsible for the direction and financial success of the Corporation or any subsidiary for the purposes of the Plan, key employees shall include officers who are also key employees.

     7. Written Agreement: Each stock option shall be evidenced by a written agreement and shall contain such provisions as may be approved by the Committee. Such agreements shall constitute binding contracts between the Corporation and the Participant, and every Participant, upon acceptance of such agreement, shall be bound by the terms and restrictions of the Plan and of such agreement. The terms of each such agreement shall be in accordance with the Plan, but the agreements may include such additional provisions and restrictions determined by the Committee, provided that such additional provisions and restrictions are not inconsistent with the terms of the Plan.

     8. Allotment of Shares: The Committee shall determine and fix the number of shares of stock with respect to which a participant may be granted stock options; provided, however, that no Incentive Option may be granted under the Plan to any one Participant which would result in the aggregate fair market value, determined as of the date the option is granted, of underlying stock with respect to which incentive stock options are exercisable for the first time by such Participant during any calendar year under any plan maintained by the corporation (or any parent or subsidiary corporation of the Corporation) exceeding $100,000.

     9. Stock Options: Subject to the terms of the Plan, the Committee may grant to Participants either Incentive Options, Nonqualified Options or any combination thereof. Each option granted under the Plan shall designate the number of shares covered thereby, if any, with respect to which the option is an Incentive Option, and the number of shares covered thereby, if any, with respect to which the option is a Nonqualified Option.

     10. Stock Option Price: Subject to the rules set forth in this Paragraph 10, at the time any stock option is granted, the Committee shall establish the price per share for which the shares covered by the option may be purchased. Such option price shall not be less than 100% of the fair market value of the stock on the date on which such option is granted; provided, however, that with respect to an Incentive Option granted to an employee who at the time of the grant owns (after applying the attribution rules of Section 425(d) of the Code) more than 10% of the total combined voting stock of the Corporation or of any parent or subsidiary, the option price shall not be less than 110% of the fair market value of the stock on the date such option is granted. Fair market value of a share shall be determined by the Committee by taking the mean between the highest and lowest quoted selling prices of the Corporation's Common Stock on any exchange or other market on which the shares of Common Stock of the Corporation shall be traded on such date. If no shares of the

Corporation's Common Stock shall be traded on such date, the fair market value shall mean the average between the highest and lowest quoted selling prices on the next preceding date on which any sales of the Corporation's Common Stock shall have occurred.

     11. Payment of Stock Option Price: To exercise in whole or in part any stock option granted hereunder, payment of the option price in full, in cash or, with the consent of the Committee, in Common Stock of the Corporation, shall be made by the Participant for all shares so purchased. No Participant shall have any of the rights of a shareholder of the Corporation under any stock option until the actual issuance of shares to said Participant, and prior to such issuance no adjustment shall be made for dividends, distributions or other rights in respect of such shares, except as provided in Paragraph 5.

     12. Granting and Exercise of Stock Options: Each stock option granted hereunder shall be exercisable at any such time or times or in any such installments as may be determined by the Committee at the time of the grant. In addition, the aggregate fair market value (determined at the time the option is granted) of the stock with respect to which Incentive Options are exercisable for the first time by a Participant during any calendar year shall not exceed $100,000.

     A Participant may exercise a stock option, if then exercisable, in whole or in part by delivery to the Corporation of written notice of the exercise, in such form as the Committee may prescribe, accompanied by (a) full payment for the shares with respect to which the stock option is exercised, in cash or, in the sole discretion of the Committee, in Common Stock of the Corporation or (b) in the sole discretion of the Committee, irrevocable instructions to a stockbroker to promptly deliver to the Corporation full payment for the shares with respect to which the stock option is exercised from the proceeds of the stock broker's sale of or loan against the shares. Except as provided in Paragraph 16, stock options granted to a Participant may be exercised only while the Participant is an employee of the Corporation or a subsidiary.

     Successive stock options may be granted to the same Participant, whether or not the stock option(s) previously granted to such Participant remain unexercised. A Participant may exercise a stock option, if then exercisable, notwithstanding that stock options previously granted to such Participant remain unexercised.

     13. Non-transferability of Stock Options: No stock option granted under the Plan to a Participant shall be transferable by such Participant otherwise than by will, or by the laws of descent and distribution, and stock options shall be exercisable, during the lifetime of the Participant, only by the Participant.

     14. Term of Stock Options: If not sooner terminated, each stock option granted hereunder shall expire not more than ten (10) years from the date of the granting thereof; provided, however, that with respect to an Incentive Option granted to a Participant who, at the time of the grant, owns (after applying the attribution rules of Section 425(d) of the Code) more than 10% of the total combined voting stock of all classes of stock of the Corporation or of any parent or subsidiary, such option shall expire not more than five (5) years after the date of granting thereof.

     15. Continuation of Employment: Each stock option granted hereunder shall not be exercisable unless and until the Participant remains in the employ of the Corporation or any subsidiary of the Corporation for one year following the date of granting of such stock option, unless the Committee, in its discretion, waives such requirement. The Committee may require, in its discretion, that any Participant under the Plan to whom a stock option shall be granted shall agree in writing as a condition of the granting of such stock option to remain in the employ of the Corporation or a subsidiary for a longer designated minimum period from the date of the granting of such stock option as shall be fixed by the Committee.

     16. Termination of Employment: No option granted hereunder may be exercised after a Participant's termination of employment, unless such termination of employment is due to the Participant's death or permanent disability, in which event the option may be exercised for up to one year following the Participant's termination of employment for such reason, or unless such termination of employment is effected by the Corporation, in which event the option may be exercised for up to three months following the Participant's termination of employment for such reason, or unless such termination of employment is due to the retirement of a Participant who is then 55 years of age or older and who shall have been employed by the Corporation or a subsidiary for at least ten
(10) consecutive years, in which event any Incentive Option may be exercised for up to three months following the Participant's termination of employment for such reason and any Nonqualified Option may be exercised until the later of (a) three months following such retirement or (b) the next following January 31. In no event, however, shall a stock option be exercisable subsequent to its expiration date and, furthermore, a stock option may only be exercised after termination of a Participant's employment to the extent exercisable on the date of termination of employment.

     17. Investment Purpose: If the Committee in its discretion determines that as a matter of law such procedure is or may be desirable, it may require a Participant, upon any acquisition of stock hereunder and as a condition to the Corporation's obligation to deliver certificates representing such shares, to execute and deliver to the Corporation a written statement, in form satisfactory to the Committee, representing and warranting that the Participant's acquisition of shares of stock shall be for such person's own account, for investment and not with a view to the resale or distribution thereof and that any subsequent offer for sale or sale of any such shares shall be made either pursuant to (a) a Registration Statement on an appropriate form under the Securities Act of 1933, as amended (the "Securities Act"), which Registration Statement has become effective and is current with respect to the shares being offered and sold, or
(b) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the Participant shall, prior to any offer for sale or sale of such shares, obtain either the Corporation's approval or a favorable written opinion from counsel for or approved by the Corporation as to the availability of such exemption. The Corporation may endorse an appropriate legend referring to the foregoing restriction upon the certificate or certificates representing any shares issued or transferred to the Participant under this Plan.

     18. Rights to Continued Employment: Nothing contained in the Plan or in any stock option granted pursuant to the Plan, nor any action taken by the Committee hereunder, shall confer upon any Participant any right with respect to continuation of employment with the Corporation or a subsidiary nor interfere in any way with the right of the Corporation or a subsidiary to terminate such person's employment at any time.

     19. Withholding Payments: If upon the exercise of a Nonqualified Option or upon a disqualifying disposition (within the meaning of Section 422A of the Code) of shares acquired upon exercise of an Incentive Option, there shall be payable by the Corporation or a subsidiary any amount for income tax withholding, in the Committee's sole discretion, either the Corporation shall appropriately reduce the amount of stock or cash to be paid to the Participant or the Participant shall pay such amount to the Corporation or subsidiary to reimburse it for such income tax withholding. The Committee may, in its sole discretion, permit Participants to satisfy such withholding obligations in whole or in part, by electing to have the amount of Common Stock delivered or deliverable by the Corporation upon exercise of a stock option appropriately reduced, or by electing to tender Common Stock back to the Corporation subsequent to exercise of a stock option, to reimburse the Corporation or a subsidiary for such income tax withholding, subject to such rules and regulations as the Committee may adopt. The Committee may make such other arrangements with respect to income tax withholding as it shall determine.

     20. Effectiveness of Plan: The Plan shall be effective on the date the Board of Directors of the Corporation adopts the Plan, provided that the shareholders of the Corporation approve the Plan within twelve (12) months of its adoption by the Board of Directors. Stock options may be granted prior to shareholder approval of the Plan, but each such stock option grant shall be subject to shareholder approval of the Plan. No stock option may be exercised prior to shareholder approval.

     21. Termination, Duration and Amendments of Plan: The Plan may be abandoned or terminated at any time by the Board of Directors of the Corporation. Unless sooner terminated, the Plan shall terminate on the date ten (10) years after its adoption by the Board of Directors, and no stock options may be granted thereafter. The termination of the Plan shall not affect the validity of any stock option outstanding on the date of termination.

     For the purpose of conforming to any changes in applicable law or governmental regulations, or for any other lawful purpose, the Board of Directors shall have the right, with or without approval of the shareholders of the Corporation, to amend or revise the terms of the Plan at any time; provided, however, that no such amendment or revision shall (a) increase the maximum number of shares in the aggregate which are subject to the Plan (subject, however, to the provisions of Paragraph 5), change the class of persons eligible to be

Participants under the Plan or materially increase the benefits accruing to Participants under the Plan, without approval or ratification of the shareholders of the Corporation; or (b) change the stock option price (except as contemplated by Paragraph 5) or alter or impair any stock option which shall have been previously granted under the Plan, without the consent of the holder thereof.

     22. Stock Appreciation Rights: Upon exercise of an option by a Participant, the Committee may grant stock appreciation rights to such Participant in conjunction with any stock options granted under the Plan. A stock appreciation right granted in conjunction with a stock option shall be an alternative right wherein the exercise of the stock option terminates the stock appreciation right to the extent of the number of shares purchased upon exercise of the stock option and, correspondingly, the exercise of the stock appreciation right terminates the stock option to the extent of the number of shares with respect to which the stock appreciation right is exercised; provided, however, that a stock appreciation right may not be granted in conjunction with an Incentive Option under circumstances in which the exercise of the stock appreciation right affects the right to exercise the Incentive Option or vice versa, unless the stock appreciation right, by its terms, meets all of the following requirements:

          (a) The stock appreciation right will expire no later than the Incentive Option;

          (b) The stock appreciation right may be for no more than the difference between the option price of the Incentive Option and the fair market value of the shares subject to the Incentive Option at the time the stock appreciation right is exercised;

          (c) The stock appreciation right is transferable only when the Incentive Option is transferable, and under the same conditions;

          (d) The stock appreciation right may be exercised only when the Incentive Option is eligible to be exercised; and

          (e) The stock appreciation right may be exercised only when the fair market value of the shares subject to the Incentive Option exceeds the option price of the Incentive Option.

     Upon exercise of a stock appreciation right, a participant shall be entitled to receive, without payment to the Corporation (except for applicable withholding taxes), an amount equal to the excess of or, in the sole discretion of the Committee, a portion of the excess of (a) the then aggregate fair market value of the number of shares with respect to which the Participant exercises the stock appreciation right, over (b) the aggregate option price of such number of shares. This amount shall be payable by the Corporation, in the sole discretion of the Committee, in cash, in shares of Common Stock of the Corporation or any combination thereof.

     If a Participant who is granted a stock appreciation right is a person who is regularly required to report his ownership and changes in ownership of Common Stock of the Corporation to the Securities and Exchange Commission and is subject to short-swing liability under the provisions of Section 16(b) of the Exchange Act, then any election to exercise as well as any actual exercise of his stock appreciation right shall be made only during the period beginning on the third business day and ending on the twelfth business day following the release for publication by the Corporation of quarterly or annual summary statements of sales and earnings. Notwithstanding anything contained in the Plan to the contrary, stock appreciation rights shall always be granted and exercised in such a manner as to conform to the provisions of Rule 16b-3 (e), or any replacement rule, adopted pursuant to the provisions of the Exchange Act.

     As adopted by the Board of Directors on September 25, 1996.

- --------------------------------------------------------------------------------

                            THORN APPLE VALLEY, INC.

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THORN
                               APPLE VALLEY, INC.

         The undersigned hereby appoints Henry S Dorfman and Louis Glazier, and each of them, the proxies of the undersigned, with full power of substitution, to vote all shares of Common Stock, $0.10 par value per share, of Thorn Apple Valley, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on October 28, 1996 and at any and all adjournments or postponements thereof:

                                                                                  / / WITHHOLD AUTHORITY
      1. ELECTION OF           / / FOR all nominees listed below                    to vote for all nominees listed
        7 DIRECTORS              (except as marked to the contrary below)           below.

         (Instruction: To withhold authority to vote for any individual nominee, mark the box next to the nominee's name below.)

           / / Henry S Dorfman         / / John C. Canepa       / / Louis Glazier           / / Burton D. Farbman
           / / Seymour Roberts         / / Joel Dorfman         / / Moniek Milberger

     2. Proposal to adopt the Company's 1996 Stock Option Plan.     / / FOR
         / / AGAINST     / / ABSTAIN

         IF NO CHOICE IS SPECIFIED, THE SHARES WILL BE VOTED FOR THE
     ELECTION OF THE DIRECTORS NAMED ABOVE AND FOR PROPOSAL 2. EXCEPT AS
     SPECIFIED TO THE CONTRARY ABOVE, THE UNDERSIGNED AUTHORIZES THE
     PROXIES TO EXERCISE THEIR DISCRETION WITH RESPECT TO ANY OTHER MATTERS
     THAT MAY PROPERLY COME BEFORE THE MEETING.
                  (Continued and to be Signed on Reverse Side)
- --------------------------------------------------------------------------------



- --------------------------------------------------------------------------------

       Proxy No.                                              No. of Shares

      Dated:  , 1996                       (L.S.)                               (L.S.)
                                           SIGNATURE                            SIGNATURE

     Please sign exactly as your name appears hereon. When signing as attorney, executor, personal representative, administrator or guardian, please give your full title as such. If shares are held in the name of more than one person, each person must sign the Proxy. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

        PLEASE SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.
- --------------------------------------------------------------------------------